Exhibit 23.3


INDEPENDENT AUDITORS' CONSENT



We consent to the use in this Registration Statement of Tech Electro Industries, Inc. on Form SB-2 of our report dated May 29, 1998 (June 11, 1998 as to Note 6), relating to the financial statements of U.S. Computer Group, Inc. for the years ended February 28, 1998 and 1997 appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.


Jericho, New York				/s/ Deloitte & Touche LLP
August 31, 1998